Exhibit 99.1
Investor Contact:
Stephen J. Mock
Media Contact:
Peter Wolf
Par Pharmaceutical Companies, Inc.
(201) 802-4000
PAR PHARMACEUTICAL FILES FORM 10-Q/As FOR FIRST AND SECOND QUARTERS OF 2006
Woodcliff Lake, N.J., July 10, 2007 — Par Pharmaceutical Companies, Inc. (NYSE:PRX) today filed with the U.S. Securities and Exchange Commission its Form 10-Q/A that restates previously issued consolidated financial statements for the first quarters of 2006 and 2005. Par previously disclosed that, due to inadvertent accounting errors, it would restate its consolidated financial statements for certain prior periods. Today, Par also filed its Form 10-Q/A for the second quarter of 2006. This filing supplements the company’s original Form 10-Q filing which did not include Part I, Item 1 (Condensed Consolidated Financial Statements) and Item 2 (Management’s Discussion and Analysis of Financial Condition and Results of Operations). Par intends to file its Form 10-Q/A for the third quarter of 2006, its Form 10-K for 2006 and its Form 10-Q for the first quarter of 2007 at the earliest practicable date.
The table below sets forth the impact of the restatement adjustments on the company’s reported net income for the three months ended April 1, 2006.

Net Income
(in millions)
2006
Previously Reported Net Income	$8.4
Restatement Adjustments:
Pre-tax Restatement Adjustments	(6.1)
Tax effect of Restatement Adjustments	2.2

After tax Restatement Adjustments	(3.9)

Net Income, as Restated	$4.5
The restatement adjustments relate primarily to write-offs of inventory and increases in revenue reserves.
The restatement has not impacted the company’s ongoing sales and operations. Par currently has cash, cash equivalents and available for sale securities on hand of approximately $325 million, including approximately $60 million of non-recurring net collections principally relating to business development activities, tax refunds, the sale of certain investments and settlements with various partners and customers. There has been no increase in the company’s borrowings in 2006 or 2007. Par’s cash balances are subject to fluctuation based upon the timing of payments due to the company’s distribution agreement partners.
Second-Quarter and Six-Month Results
For the second quarter ended July 1, 2006, Par reported total revenues of $195.2 million and a net loss of $7.2 million, or $0.21 loss per diluted share. This is compared with reported revenues of $131.6 million, net income of $7.2 million and diluted earnings per share of $0.21 for the same period in 2005. For the six months ended July 1, 2006, Par reported total revenues of $367.6 million and a net loss of $2.7 million, or $0.08 loss per diluted share. This is compared with reported revenues of $234.6 million, net income of $8.2 million and diluted earnings per share of $0.24 for the first six months of 2005. Second-quarter reported, or GAAP results, include a write-off of approximately $10.0 million of accounts receivable relating to invalid customer deductions, the collection of which the company has determined it would no longer pursue, and more than $5.0 million of expense relating to the write-down of an equity investment and an arbitration settlement, both of which are discussed in more detail below. Adjusting for these items, net income for the second quarter 2006 was $2.1 million, or $0.06 per diluted share, and net income for the first six months of 2006 was $6.6 million, or $0.19 per diluted share.
Effective January 1, 2006, Par began recording stock-based compensation in accordance with SFAS 123R. As a result, Par recognized $3.4 million of stock option expense in the second quarter of 2006 and $7.4 million of stock option expense for the first six months of 2006.
Second-Quarter Review
For the second quarter of 2006, total revenues increased 48 percent compared with the same period a year ago, due primarily to the introduction of new products. Among the products introduced since the second quarter of 2005, fluticasone nasal spray achieved sales of $77.2 million; cabergoline contributed sales of $11.9 million; sales of Megace® ES reached $8.5 million; and the various amoxicillin products totaled $8.3 million in the second quarter of 2006. Partially offsetting these increases were reduced sales of tramadol HCl and acetaminophen tablets, which declined by $30.7 million from the second quarter of 2005, and paroxetine, which decreased by $10.6 million from the second quarter of 2005, due to competitive pressures.
Par’s second quarter gross margin was 28 percent of sales, compared to 48 percent in 2005. The decrease in the company’s gross margin reflects, in part, the introduction of fluticasone nasal spray, the amoxicillin products and cefprozil. After profit sharing arrangements with the company’s partners, these products have significantly lower gross margin percentages than many of the products sold by the company in the second quarter of 2005. Reduced sales of higher margin tramadol HCl and acetaminophen tablets also contributed to the lower quarterly gross margin. Other factors reducing the company’s gross margin included increased inventory write-offs of $3.2 million and an increased amortization expense of $2 million relating to new product acquisitions.
Second-quarter selling, general and administrative (SG&A) expense increased 72 percent to $42.9 million. This increase was primarily driven by the previously discussed $10 million write-off of accounts receivable, marketing and selling support behind the company’s first branded product, Megace® ES, which was launched in the third quarter of 2005, and the implementation of SFAS 123R. Research and development (R&D) expense decreased 3 percent to $17.6 million in the second quarter of 2006.
In August 2006, Par and its distribution partner, Genpharm Inc., entered into a settlement agreement of arbitration proceedings to resolve ongoing disputes between the two parties. Par recorded $1.5 million of expenses in the second quarter of 2006 as a result of this settlement, $1.25 million of which was recorded in other expense, net. The remainder was included in R&D expense.
In the second quarter of 2006, Par wrote down its equity investment in Abrika Pharmaceuticals LLP resulting in an expense of $3.8 million because the terms of the merger agreement between Abrika and the Actavis Group, dated November 20, 2006, indicated that Par’s investment was impaired. In June 2007, Par received $4.6 million for its equity stake in Abrika.
For a copy of Par’s Form 10-Q/As for the quarterly periods ended April 1, 2006 and July 1, 2006, visit Investors/SEC Filings on the Par Web site at www.parpharm.com.
Non-GAAP Measures
We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). In an effort to provide investors with additional information regarding the company’s results and to provide a meaningful year-over-year comparison of the company’s financial performance, we sometimes use non-GAAP financial measures as defined by the Securities and Exchange Commission. The differences between the U.S. GAAP and non-GAAP financial measures are reconciled in the attached. In presenting comparable results, the company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating the company’s underlying business performance. Management uses the non-GAAP financial measures to evaluate the company’s financial performance against internal budgets and targets. In addition, management internally reviews the results of the company excluding the impact of certain items as it believes that these non-GAAP financial measures are useful for evaluating the company’s core operating results and facilitating comparison across reporting periods. Importantly, the company believes non-GAAP financial measures should be considered in addition to, and not in lieu of U.S. GAAP financial measures. The company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.
About Par
Par Pharmaceutical Companies, Inc. develops, manufactures and markets generic drugs and innovative branded pharmaceuticals for specialty markets. For press release and other company information, visit www.parpharm.com.

Safe Harbor Statement
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and as such, are subject to risks and uncertainties, including the extent and impact of litigation arising out of the accounting issue described in this and prior public announcements, including the lawsuit brought against the company by the trustee for the company’s Senior Subordinated Convertible Notes seeking an accelerated payment of the $200 million of principal of and accrued interest on the notes or, in the alternative, damages, the difficulty of predicting FDA filings and approvals, acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, new product development and launch, reliance on key strategic alliances, uncertainty of patent litigation filed against the company, availability of raw materials, the regulatory environment, fluctuations in operating results and other risks and uncertainties detailed from time to time in the company’s filings with the Securities and Exchange Commission (SEC), such as the company’s reports on Form 10-K, Form 10-Q, and Form 8-K, and amendments thereto. The company can make no assurance as to the potential effects of the restatement, including the effects of any investigations, informal or otherwise, conducted by the SEC, or other entities, or lawsuits filed against the company in connection therewith. Any forward-looking statements included in this press release are made as of the date here of only, based on information available to the company as of the date hereof, and, subject to any applicable law to the contrary, the company assumes no obligation to update any forward-looking statements.
# # # # #

PAR PHARMACEUTICAL COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	April 1,	December 31,
	2006	2005
	(Restated)
ASSETS

Current assets:
Cash and cash equivalents	$45,702	$93,477
Available for sale debt and marketable equity securities	103,092	103,066
Accounts receivable, net	151,362	62,362
Inventories	107,562	96,393
Prepaid expenses and other current assets	14,393	18,759
Deferred income tax assets	75,678	69,256
Income taxes receivable	18,859	18,859
Assets held for sale	—	1,944

Total current assets	516,648	464,116

Property, plant and equipment, at cost less accumulated depreciation and amortization	86,983	87,570
Available for sale debt and marketable equity securities	4,143	3,741
Investment in joint venture	4,161	4,153
Other investments	23,651	21,741
Intangible assets, net	45,509	36,235
Goodwill	58,729	58,729
Deferred charges and other assets	17,306	8,828
Non-current deferred income tax assets, net	50,274	50,917

Total assets	$807,404	$736,030

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$1,905	$3,011
Accounts payable	50,736	56,412
Payables due to distribution agreement partners	99,751	46,937
Accrued salaries and employee benefits	7,729	12,780
Accrued expenses and other current liabilities	28,372	25,739
Income taxes payable	19,106	9,683
Liabilities held for sale	—	1,944

Total current liabilities	207,599	156,506

Long-term debt, less current portion	201,953	202,001
Other long-term liabilities	345	335
Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.0001 per share; authorized 6,000,000 shares; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; authorized: 90,000,000 shares; issued: 35,885,074 and 35,114,026 shares	359	351
Additional paid-in capital	232,371	217,403
Retained earnings	198,028	193,515
Accumulated other comprehensive loss	(506)	(1,903)
Treasury stock, at cost, 866,042 and 848,588 shares	(32,745)	(32,178)

Total stockholders’ equity	397,507	377,188

Total liabilities and stockholders’ equity	$807,404	$736,030

PAR PHARMACEUTICAL COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 1,	April 2,
	2006	2005
	(Restated)	(Restated)
Revenues:
Net product sales	$169,037	$93,330
Other product related revenues	3,281	9,644

Total revenues	172,318	102,974
Cost of goods sold	123,150	65,679

Gross margin	49,168	37,295

Operating expenses:
Research and development	13,852	15,384
Selling, general and administrative	28,342	20,377

Total operating expenses	42,194	35,761

Operating income	6,974	1,534

Other expense, net	(39)	(26)
Equity loss from joint venture	(253)	(36)
Net investment gain	—	1,353
Interest income	1,983	1,331
Interest expense	(1,694)	(1,715)

Income from continuing operations before provision for income taxes	6,971	2,441
Provision for income taxes	2,457	785

Income from continuing operations	4,514	1,656
Discontinued operations:
Loss from discontinued operations	—	(1,156)
Benefit for income taxes	—	(439)

Loss from discontinued operations	—	(717)

Net income	$4,514	$939

Basic income (loss) per share of common stock:
Income from continuing operations	$0.13	$0.05
Loss from discontinued operations	—	(0.02)

Net income	$0.13	$0.03

Diluted income (loss) per share of common stock:
Income from continuing operations	$0.13	$0.05
Loss from discontinued operations	—	(0.02)

Net income	$0.13	$0.03

Weighted average number of common shares outstanding:
Basic	34,259	34,137
Diluted	34,766	34,646

PAR PHARMACEUTICAL COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	July 1,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$65,024	$93,477
Available for sale debt and marketable equity securities	98,121	103,066
Accounts receivable, net	125,924	62,362
Inventories	109,305	96,393
Prepaid expenses and other current assets	12,016	18,759
Deferred income tax assets	75,678	69,256
Income taxes receivable	18,859	18,859
Assets held for sale	—	1,944

Total current assets	504,927	464,116

Property, plant and equipment, at cost less accumulated depreciation and amortization	89,419	87,570
Available for sale debt and marketable equity securities	4,151	3,741
Investment in joint venture	4,224	4,153
Other investments	19,558	21,741
Intangible assets, net	42,443	36,235
Goodwill	58,729	58,729
Deferred charges and other assets	16,324	8,828
Non-current deferred income taxes, net	50,507	50,917

Total assets	$790,282	$736,030

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$833	$3,011
Accounts payable	45,740	56,412
Payables due to distribution agreement partners	103,935	46,937
Accrued salaries and employee benefits	10,378	12,780
Accrued expenses and other current liabilities	17,058	25,739
Income taxes payable	15,057	9,683
Liabilities held for sale	—	1,944

Total current liabilities	193,001	156,506

Long-term debt, less current portion	201,908	202,001
Other long-term liabilities	345	335

Stockholders’ equity:
Preferred Stock, par value $.0001 per share, authorized 6,000,000 shares; none issued and outstanding	—	—
Common Stock, par value $.01 per share, authorized 90,000,000 shares, issued 35,903,728 and 35,114,026 shares	359	351
Additional paid-in-capital	237,412	217,403
Retained earnings	190,824	193,515
Accumulated other comprehensive loss	(822)	(1,903)
Treasury stock, at cost 869,845 and 848,588 shares	(32,745)	(32,178)

Total stockholders’ equity	395,028	377,188

Total liabilities and stockholders’ equity	$790,282	$736,030

PAR PHARMACEUTICAL COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	July 1,	July 2,	July 1,	July 2,
	2006	2005	2006	2005
		(Restated)		(Restated)
Revenues:
Net product sales	$190,583	$127,473	$359,620	$220,802
Other product related revenues	4,655	4,127	7,937	13,772

Total revenues	195,238	131,600	367,557	234,574
Cost of goods sold	140,471	67,886	263,621	133,565

Gross margin	54,767	63,714	103,936	101,009
Operating expenses:
Research and development	17,557	18,032	31,409	33,416
Selling, general and administrative	42,941	24,946	71,283	45,323

Total operating expenses	60,498	42,978	102,692	78,739

Operating (loss) income	(5,731)	20,736	1,244	22,270

Other expense, net	(1,108)	(181)	(1,146)	(207)
Equity loss from joint venture	(225)	(106)	(479)	(142)
Net investment loss	(3,773)	(6,477)	(3,773)	(5,124)
Interest income	1,973	1,110	3,956	2,441
Interest expense	(1,693)	(1,719)	(3,388)	(3,434)

(Loss) income from continuing operations before (benefit) provision for income taxes	(10,557)	13,363	(3,586)	15,804
(Benefit) provision for income taxes	(3,352)	5,311	(896)	6,096

(Loss) income from continuing operations	(7,205)	8,052	(2,690)	9,708

Discontinued operations:
Loss from discontinued operations	—	(1,338)	—	(2,494)
Benefit for income taxes	—	(508)	—	(947)

Loss from discontinued operations	—	(830)	—	(1,547)

Net (loss) income	$(7,205)	$7,222	$(2,690)	$8,161

Basic earnings (loss) per share of common stock:
(Loss) income from continuing operations	$(0.21)	$0.24	$(0.08)	$0.28
Loss from discontinued operations	—	(0.03)	—	(0.04)

Net (loss) income	$(0.21)	$0.21	$(0.08)	$0.24

Diluted earnings (loss) per share of common stock:
(Loss) income from continuing operations	$(0.21)	$0.23	$(0.08)	$0.28
Loss from discontinued operations	—	(0.02)	—	(0.04)

Net (loss) income	$(0.21)	$0.21	$(0.08)	$0.24

Weighted average number of common shares outstanding:
Basic	34,454	34,186	34,368	34,081

Diluted	34,454	34,467	34,368	34,487

Reconciliation Between Reported(GAAP) and Adjusted Net Income (Loss)
(In thousands, except share data)
(Unaudited)

	Three Months Ended
	July 1,	July 2,
	2006	2005
Reported Net Income (Loss)	($7,205)	$7,222
Write off of Accounts Receivable Relating to Invalid
Customer Deductions	9,965	—
Net Investment Loss	3,773	6,477
Arbitration Settlement	1,502	—
Estimated tax on adjustments	(5,944)	(2,526)

Adjusted Net Income (non-GAAP measure)	$2,091	$11,173

Diluted Earnings (Loss) Per Share:

Reported	($0.21)	$0.21

Adjusted (non-GAAP measure)	$0.06	$0.32

	Six Months Ended
	July 1,	July 2,
	2006	2005
Reported Net Income (Loss)	($2,690)	$8,161
Write-off of Receivable Relating to Invalid
Customer Deductions	9,965	—
Net Investment Loss	3,773	5,124
Aribitration Settlement	1,502	—
Estimated tax on adjustments	(5,944)	(1,998)

Adjusted Net Income (non-GAAP measure)	$6,606	$11,287

Diluted Earnings (Loss) Per Share:

Reported	($0.08)	$0.24

Adjusted (non-GAAP measure)	$0.19	$0.33